                 *[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or to such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


Number                                                        $_________________

- --------                                       CUSIP ___________________________



                          WILLAMETTE INDUSTRIES, INC.
                          _____% Debenture Due 20___



          WILLAMETTE INDUSTRIES, INC., an Oregon corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received hereby promises to pay to:

          -----------------------------------------------------------
or registered assigns, the principal sum of ________________ DOLLARS on _____________, 20__, and to pay interest thereon from _____________, 19__, or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually on _____________ and _____________ in each year commencing _____________, 19__, at the rate of ____% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____________ or _____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debenture not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Debenture set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been manually executed by the Trustee or Authenticating Agent referred to in said Indenture, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

Dated:                                      WILLAMETTE INDUSTRIES, INC.


  CERTIFICATE OF AUTHENTICATION             By
This is one of the Securities of the
series designated herein referred to
in the within mentioned Indenture.          President

THE CHASE MANHATTAN BANK
(National Association)      as Trustee      Attest:

                                  [SEAL
                                  APPEARS   Secretary
                                   HERE]
By

 Authorized Officer


* The bracketed legend will appear only on certificates issued to the specified holder.

                                                                     Exhibit 4.5

       This Debenture is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of January 30, 1993 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association) (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Debenture is one of the series of the Securities designated as the ____% Debentures Due 20___ (herein called the "Debentures"), limited in aggregate principal amount to $_________________.

       [Subject to and upon compliance with the provisions set forth herein, each Holder shall have the right, at such Holder's option, to require the Company to repay, and if such right is exercised the Company shall repay, all or any part of such Holder's Debentures on _____________, 20__ (the "Repayment Date"), at a price (the "Repayment Price") equal to 100% of the principal amount thereof, together with accrued interest to _____________, 20__.]

       [To exercise such right, the Holder of this Debenture shall surrender this Debenture, at the office or agency of the Company in New York, New York during the period beginning on _____________, 20__, and ending at 5 p.m. (New York City time) on _____________, 20__ (or, if _____________, 20__, is not a
Business Day, the next succeeding Business Day), with the form entitled "Option to Elect Repayment on _____________, 20__ on the last page hereof duly completed. Any such notice received by the Company during the period beginning _____________, 20__, and ending at 5 p.m. (New York City time) on _____________,
20__ (or, if _____________, 20__, is not a Business Day, the next succeeding Business Day) shall be irrevocable. If the Repayment Date falls between any Regular Record Date and the next succeeding Interest Payment Date, this Debenture must be accompanied by payment from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date. The repayment option may be exercised by any Holder for less than the entire principal amount of this Debenture, provided that the principal amount with respect to which such right is exercised must be equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of this Debenture for repayment shall be determined by the Company, whose determination shall be final and binding.]

       [Failure by the Company to repay the Debentures when required as described in the preceding two paragraphs will result in an Event of Default under the Indenture.]

       If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

       No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed; subject, however, to the provisions for the discharge of the Company from its obligation under the Debentures upon satisfaction of the conditions set forth in the Indenture.

       As provided in the Indenture, the Company may elect to defease and (a) be discharged from all obligations in respect of the Debentures (except for certain obligations to register the transfer or exchange of the Debentures, to replace mutilated, destroyed or stolen Debentures, to maintain paying agencies and to hold moneys in trust) or (b) be released from its obligations with respect to the Debentures under certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money and/or Government Obligations, which through the payment of interest and principal thereon in accordance with their terms will provide money sufficient, without reinvestment, to pay the principal of and interest on the Debentures. The Indenture provides that such a trust may only be established if (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Debentures shall have occurred and be continuing,
(ii) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred, and (iii) certain other conditions are satisfied.

       [This Debenture may not be redeemed at the option of the Company prior to Stated Maturity.]

[or]

       [This Debenture may be redeemed at the option of the Company on any date on or after [DATE] upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holder of this Debenture at such Holder's address appearing in the Security Register, all as provided in the Indenture, at a Redemption Price equal to ____% of the principal amount, together with accrued interest to the date fixed for redemption. As provided in the Indenture, if less than all of the Debentures are to be redeemed, the Trustee shall select by such method as the Trustee shall deem fair and appropriate, from Debentures that are subject to redemption pursuant to the terms thereof, the Debenture or Debentures, or portion or portions thereof, to be redeemed.]

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the

                                                                     Exhibit 4.5

Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations, of like tenor and of like aggregate principal amount will be issued to the designated transferee or transferees.

       The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Debenture may be exchanged for other Debentures of any authorized denomination, of like tenor and of like aggregate principal amount, upon surrender of this Debenture.

       This Debenture is a Global Debenture and shall be exchangeable for Debentures registered in the name of, and a transfer of this Global Debenture may be registered to, any Person other than the Depository for this Global Debenture or its nominee only if permitted by the Indenture.

       No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                                     Exhibit 4.5

                                   ASSIGNMENT

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

- ------------------------------------     ---------------------------------------
                                         (Please print or typewrite name and
                                         address including zip code of assignee)

- --------------------------------------------------------------------------------
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________________ attorney, to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:

                                   ---------------------------------------------
                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.

                                                                     Exhibit 4.5

                Option to Elect Repayment on _____________, 20__


       The undersigned registered Holder of this Debenture hereby irrevocably exercises the option to require the Company to repay this Debenture or portion thereof (which is $1,000 or an integral multiple thereof) below designated on _____________, 20__, in accordance with the terms of such Debenture, and directs that payment be made to the registered Holder hereof unless a different name has been indicated below. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:  _____________, 20__

Signature(s) must be                  Holder's Signature:
guaranteed if payment is to be
made other than to and in the name
of the registered Holder.

                                  ----------------------------------------------
                                  NOTICE:  The signature must correspond with
                                  the name as it appears upon the face of this
                                  Debenture in every particular, without
                                  alteration alteration or enlargement or
                                  any change whatever.
- -------------------------------
Signature Guarantee

Fill in for payment of Repayment  Portion of Debenture to be repaid (in integral multiples of $1,000) if other than the full principal amount thereof:

Price if to be made otherwise     ----------------------------------------------
than to the registered Holder

- ------------------------------
Name

- ------------------------------
Address

Please print name and address
(including zip code)

SOCIAL SECURITY OR TAXPAYER
IDENTIFICATION NUMBER

- ------------------------------

                                                                     Exhibit 4.5